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                                                                   Exhibit 12.01

CERIDIAN CORPORATION AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                   1999         1998        1997        1996        1995
(DOLLARS IN MILLIONS)
Earnings before income taxes and other items (1)                   $ 238.4      $ 229.7     $ (77.1)    $ 196.2     $ 116.2
Less undistributed earnings and non-guaranteed
  losses from less than 50% owned affiliates
  included above                                                         -            -           -           -           -
                                                                -------------------------------------------------------------
Total earnings before income taxes and other items
                                                                     238.4        229.7       (77.1)      196.2       116.2
Add:
Interest expense                                                      24.7          4.3        12.1        10.6        30.6
Interest portion of rentals (2)                                       13.8         12.1        14.0        13.8        14.0
                                                                -------------------------------------------------------------
Adjusted earnings before income taxes and other items              $ 276.9      $ 246.1     $ (51.0)    $ 220.6     $ 160.8
                                                                -------------------------------------------------------------
                                                                -------------------------------------------------------------

Interest expense                                                    $ 24.7       $  4.3      $ 12.1      $ 10.6      $ 30.6
Interest capitalized                                                   1.7            -           -           -           -
Interest portion of rentals (2)                                       13.8         12.1        14.0        13.8        14.0
                                                                -------------------------------------------------------------
Total fixed charges                                                 $ 40.2       $ 16.4      $ 26.1      $ 24.4      $ 44.6
                                                                -------------------------------------------------------------
                                                                -------------------------------------------------------------

Ratio of earnings to fixed charges                                   6.89x       15.01x                   9.04x       3.61x
Deficiency                                                                                  $ (77.1)

(1) Results include continuing and discontinued operations.

(2) Interest component assumed to be one-third of rental expense.